UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2019

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600,
Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CMCT	Nasdaq Global Market
Common Stock, $0.001 Par Value	CMCT-L	Tel Aviv Stock Exchange
Series L Preferred Stock, $0.001 Par Value	CMCTP	Nasdaq Global Market
Series L Preferred Stock, $0.001 Par Value	CMCTP	Tel Aviv Stock Exchange

Item 8.01 Other Events

The board of directors (the “Board of Directors”) of CIM Commercial Trust Corporation (the “Company”) announced today that the Initial Dividend (as defined below) for the year 2020 is $ $4,380,644.70 (which, based on the number of shares of Common Stock outstanding as of December 19, 2019, would result in a dividend in the amount of $0.30 per share of Common Stock).

The “Initial Dividend” has the meaning set forth in the Articles Supplementary defining the terms of the Series L Preferred Stock of the Company, $0.001 par value per share, appearing as Exhibit 4.1 to the Form S-11 Registration Statement (333-218019) filed by the Company with the Securities and Exchange Commission on November 15, 2017.

Notwithstanding the announcement of the Initial Dividend, other than as previously declared, no dividend on the Common Stock has been or will be declared or paid by the Company without further authorization by the Board of Directors or a duly authorized committee thereof. As a result, there can be no assurance of the amount of any future dividend on the Common Stock, whether on an aggregate or per share basis, or of the timing of any future dividend on the Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2019

CIM COMMERCIAL TRUST CORPORATION

By:	/s/ Nathan D. DeBacker
Nathan D. DeBacker, Chief Financial Officer

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